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                                                             EXHIBIT NO. 99.1(c)

                               MFS SERIES TRUST IV

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         The undersigned, being a majority of the Trustees of MFS Series Trust IV (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated December 21, 1994, as amended (the "Declaration"), acting pursuant to Section
6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS OTC Fund shall be redesignated as MFS Mid-Cap Growth Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this ____ day of ____, 1997.



-----------------------------------     -----------------------------------
A. Keith Brodkin                        Charles W. Schmidt
76 Farm Road                            63 Claypit Hill Road
Sherborn, MA  01770                     Wayland, MA  01778



-----------------------------------     -----------------------------------
Richard B. Bailey                       Arnold D. Scott
63 Atlantic Avenue                      20 Rowes Wharf
Boston, MA  02110                       Boston, MA  02110





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Peter G. Harwood                        Jeffrey L. Shames
211 Lindsay Pond Road                   38 Lake Avenue
Concord, MA  01742                      Newton, MA  02159



-----------------------------------     -----------------------------------
J. Atwood Ives                          Elaine R. Smith
1 Bennington Road                       75 Scotch Pine Road
Lexington, MA  02173                    Weston, MA  02193



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Lawrence T. Perera                      David B. Stone
18 Marlborough Street                   282 Beacon Street
Boston, MA  02116                       Boston, MA  02116



-----------------------------------
William J. Poorvu
975 Memorial Drive
Cambridge, MA  02138